UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 30, 2025

(Date of earliest event reported)

The Eastern Company
(Exact name of Registrant as specified in its charter)

Connecticut	001-35383	06-0330020
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Enterprise Drive, Suite 408, Shelton, Connecticut	06484
(Address of principal executive offices)	(Zip Code)

(203) 729-2255

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	EML	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, the Board of Directors (the “Board”) of The Eastern Company (the “Company”) increased size of the Board from seven members to eight members and elected Mr. Chan W. Galbato to fill the resulting vacancy, effective May 1, 2025. It is anticipated that Mr. Galbato will serve on the Audit Committee and the Capital Allocation and Investment Committee of the Board.

The Board affirmatively determined that Mr. Galbato has no material relationship with the Company and is an independent director as defined in the rules promulgated by The Nasdaq Stock Market LLC. As of the date hereof, there are no transactions between Mr. Galbato and the Company that would be reportable under Item 404(a) of Regulation S-K. There is also no arrangement or understanding between Mr. Galbato and the Company pursuant to which Mr. Galbato was selected as a director.

Mr. Galbato will receive the standard director compensation provided by the Company to its non-employee directors as described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 12, 2025 (pro-rated to reflect the period of actual service).

Safe Harbor for Forward-Looking Statements

Statements contained in this report that are not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “anticipate” or similar terms. The occurrence of events that are currently unforeseen and may be out of the Company’s control may result in different outcomes or actions being taken than currently anticipated. Other risks that may cause outcomes to differ from those currently anticipated are identified and discussed in Item 1A, Risk Factors, and Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations, of the Company's Annual Report on Form 10-K for the year ended December 28, 2024, filed with the Securities and Exchange Commission (the "SEC") on March 11, 2025, and may be identified from time to time in our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC. The Company undertakes no obligation to update, alter, or otherwise revise any forward-looking statements that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law.

Item 7.01 Regulation FD Disclosure.

On May 5, 2025, the Company issued a press release announcing the election of Mr. Galbato as a director. A copy of the press release is furnished herewith as Exhibit 99.1.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Title

99.1	Press Release issued by The Eastern Company, dated May 5, 2025.

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: May 5 2025	By:	/s/Nicholas Vlahos
Nicholas Vlahos Chief Financial Officer

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